Exhibit 5.1

Squire Patton Boggs (US) LLP

201 E. Fourth St., Suite 1900
Cincinnati, Ohio 45202

O+1 513 361 1200

F+1 513 361 1201

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Squire Patton Boggs (US) LLP is part of the international legal practice Squire Patton Boggs, which operates worldwide through a number of separate legal entities.

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September 1, 2022

Ladies and Gentlemen:

We are acting as counsel to National Bank Holdings Corporation, a Delaware corporation (the “Company”), in connection with the offering of up to 3,096,740 shares of its Class A common stock, par value $0.01 per share (the “common stock”), to be sold by certain selling shareholders as described in the Prospectus (as defined below), pursuant to a automatic Registration Statement on Form S-3ASR (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on September 1, 2022, the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated September 1, 2022, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Prospectus Supplement relates to the resale of up to 3,096,740 in shares (the “Shares”) of common stock by the selling stockholders named therein. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Base Prospectus, (ii) the Prospectus Supplement, (iii) a specimen certificate representing the Shares, (iv) the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (v) the Second Amended and Restated By-laws of the Company, as currently in effect, and (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of Delaware as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to your filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein.   In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Sincerely, /s/ Squire Patton Boggs (US) LLP